SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Manugistics Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

MANUGISTICS GROUP, INC.

9715 Key West Avenue
Rockville, Maryland 20850

SUPPLEMENT TO THE

PROXY STATEMENT DATED JUNE 22, 2004 FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 22, 2004

July 12, 2004

To the Shareholders of Manugistics Group, Inc.:

     This Proxy Statement Supplement, being mailed on or about July 12, 2004, supplements and amends the Proxy Statement (the “Proxy Statement”), dated June 22, 2004, previously mailed to all shareholders of Manugistics Group, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) scheduled to be held on Thursday, July 22, 2004 at 9:00 a.m., Eastern Daylight Time, at the Marriott Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland. The information contained in this Proxy Statement Supplement should be read in conjunction with the Proxy Statement.

     The purpose of this Proxy Statement Supplement is to provide shareholders with information with respect to a revision to the Company’s proposed Employee Stock Purchase Plan (the “Plan”) and the engagement of a proxy solicitation firm.

     At the Annual Meeting, shareholders will be voting on Proposal 2 to approve the Company’s Plan. Institutional Shareholder Services (“ISS”), which advises institutional shareholders on proxy proposals, has recommended voting against the Plan because of the operation of the proposed automatic annual increase in shares under the Plan (an “evergreen provision”). In response to ISS’s concerns, on July 9, 2004, the Board of Directors adopted resolutions to amend the Plan to eliminate the evergreen provision and to provide for a maximum number of shares under the Plan of 3,000,000 shares. ISS has informed the Company that it will reverse its recommendation against the Plan following the filing of this Proxy Statement Supplement. The Board of Directors recommends that shareholders vote FOR approval of the amended Plan.

     In addition to the proxy solicitation methods described in the Proxy Statement, the Company has engaged The Altman Group, Inc. to solicit proxies in connection with the Annual Meeting. The Company will pay The Altman Group, Inc. an estimated $9,500 plus out-of-pocket expenses to render proxy solicitation services.

     If you have already returned your properly executed proxy card and would like to change your vote on any matter, you may revoke your proxy before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Annual Meeting in person and casting a ballot. If you execute a later-dated proxy, please remember to vote on all matters on which you would like to have your shares voted at the Annual Meeting. If you would like a new proxy or if you have any questions, please contact Nate Wallace, Vice President, Investor Relations, at 9715 Key West Avenue, Rockville, Maryland 20850, or at telephone number (301) 255-5327.

By Order of the Board of Directors,

Gregory J. Owens
Chairman of the Board

Dated: July 12, 2004

MAN-LTR-04